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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 23, 1995, included in UAL Corporation's Form 8-K dated February 28, 1995 and our report dated February 23, 1994 included in UAL Corporation's Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.

                                          Arthur Andersen LLP

Chicago, Illinois
February 28, 1995